Exhibit 99.B10

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A of Rochdale Investment Trust and to the use of our report dated February 2, 2001 on the financial statements and financial highlights of the Rochdale Large Growth Portfolio, Rochdale Large Value Portfolio, Rochdale Mid/Small Growth Portfolio, Rochdale Mid/Small Value Portfolio and Rochdale Intermediate Fixed Income Portfolio, each a series of the Rochdale Investment Trust. Such financial statements and financial highlights appear in the 2000 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.


                                      /S/ TAIT, WELLER & BAKER

                                      TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
July 20, 2001

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A of Rochdale Investment Trust and to the use of our report dated May 30, 2001 on the financial statements and financial highlights of the Rochdale Atlas Portfolio, Rochdale Magna Portfolio and Rochdale Alpha Portfolio, each a series of the Rochdale Investment Trust. Such financial statements and financial highlights appear in the 2001 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.


                                      /S/ TAIT, WELLER & BAKER

                                      TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
July 20, 2001